UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2017

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On July 27, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) approved, pursuant to the Company’s 2013 Long-Term Incentive Plan, annual cash incentive opportunities for certain officers of the Company in the form of the Fiscal 2018 Management Incentive Program For Corporate MIP Bonus-Eligible Participants (the “MIP”). Certain officers of the Company are eligible to receive MIP awards, including the following named executive officers (the “NEOs”) for purposes of the Company’s proxy statement filed in connection with the 2016 annual meeting of stockholders:

•	William J. DeLaney – Chief Executive Officer;

•	Thomas L. Bené – President and Chief Operating Officer;

•	Joel T. Grade – Executive Vice President and Chief Financial Officer;

•	Russell T. Libby – Executive Vice President, Administration and Corporate Secretary; and

•	Wayne R. Shurts – Executive Vice President and Chief Technology Officer.

Annual Incentive Bonus Opportunity – 2018 Management Incentive Program

With respect to each participant in the MIP, the Committee established a target annual incentive opportunity for fiscal 2018, which is expressed as a percentage of each participant’s annual base salary as of the end of fiscal 2018. The target opportunity under the MIP for each eligible NEO is as follows: Mr. DeLaney (150%), Mr. Bené (125%) (for the period from July 2, 2017 through December 31, 2017), and Messrs. Grade, Libby and Shurts (100%). As previously disclosed in the Company’s Current Report on Form 8-K filed on July 17, 2017 (the “July 17th Form 8-K”), Mr. Bené’s target incentive opportunity will be increased to 150% effective January 1, 2018 through the end of fiscal 2018, potentially resulting in a pro-rated award.

Annual incentive payments earned under the MIP will be based (i) 50% on the operating income performance of the Company as compared to projected, target operating income for the year, (ii) 25% on the Company’s gross profit dollar growth and US Broadline and Canadian Broadline (“USCABL”) total cases growth as compared to projected, target year over year growth for each metric and (iii) 25% on the individual participant’s performance with respect to his or her own strategic bonus objectives (“SBOs”). The financial metrics related to Company performance will be adjusted for certain specified plan variances and extraordinary or non-recurring items. Each individual participant’s annual incentive payment will be calculated as follows:

•	(Participant’s Bonus Target Amount) x (Operating Income Bonus Percentage) x 50%

•	(Participant’s Bonus Target Amount) x (Gross Profit Dollars Growth and USCABL Total Cases Growth Percentage) x 25%

•	(Participant’s Bonus Target Amount) x (SBO Bonus Percentage) x 25%

Each of the above components for the annual incentive payment will be calculated and awarded independently. Each metric based on the Company’s financial performance has a possible payout between 0% and 200%, depending on the Company’s actual performance relative to established targets, and the individual SBO portion of the annual incentive payment has a possible payout of between 0% and 150%, depending on actual performance relative to established targets. Consequently, in the aggregate, the maximum incentive opportunity under the MIP would be 187.5% of an individual’s target opportunity. If performance with respect to any component does not meet the threshold level, a participant will not receive any payment with respect to that component. As previously disclosed in the July 17th Form 8-K, with respect to the SBO portion of Mr. DeLaney’s annual incentive, the objectives will be deemed to have been achieved, and Mr. DeLaney will be paid, at the target level.

All MIP bonuses will be paid under the Company’s umbrella annual incentive pool, as discussed in the Company’s 2016 Proxy Statement, under the heading “Compensation Discussion and Analysis – Limit on Fiscal 2016 and Fiscal 2017 Maximum Annual Incentive Award Payments.”

Sysco’s Incentive Payment Clawback Policy

All payments received by participants under the MIP are subject to the Company’s incentive payment clawback policy that allows the Company to recoup payments in the event of a restatement of financial results (other than a restatement due to a change in accounting policy), within 36 months of the payment of a bonus under the program, if the Committee or the Company determines that the bonus paid to the participant would have been lower had it been calculated based on such restated results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: July 28, 2017	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration and Corporate Secretary